UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2017
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 4, 2017, R1 RCM Inc. (“R1” or the “Company”) and Ascension Health (“Ascension”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Master Professional Services Agreement, dated February 16, 2016, by and between R1 and Ascension (the “MPSA”).
The Amendment is effective as of April 28, 2017 and sets forth that (i) the Company will provide certain revenue cycle management services for physician groups associated with Ascension’s hospital systems in Wisconsin (the “Medical Group RCM Services”), (ii) the Company will provide acute care revenue cycle management services for Ascension’s Wheaton Franciscan Healthcare system (“Wheaton”), which system was not previously included within the group of acute care hospitals to be served by R1 under the MPSA and (iii) the planned commencement date for the Company’s provision of services to Ascension’s Ministry Healthcare system in Wisconsin (“Ministry”) was changed from July 1, 2018 to October 1, 2017.
The Amendment further provides that the Company will credit Ascension quarterly for 50% of cost savings realized by the Company in managing (i) the acute care revenue cycle operations of Wheaton and Ministry through June 30, 2019 and (ii) the Medical Group RCM Services through the duration of the Company’s provision of such services. Additionally, the Amendment provides that Ascension may terminate the Medical Group RCM Services for convenience at the second anniversary of the commencement of such services by notifying the Company of such its election to terminate within sixty days prior to such second anniversary. The Amendment will be filed with the Company's next Quarterly Report on Form 10-Q.
Ascension Health is an affiliate of TCP-ASC ACHI Series LLLP, a Delaware series limited liability limited partnership, which entity owns 100% of the Company's issued and outstanding 8.00% Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2017

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer